For period ended 10/31/97
File No. 811-7470
Sub-Item 77.O
Series Number 1

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

  HST - Small Cap Stock Fund
  The following transactions were effected by the Small Cap Stock Fund pursuant to Rule 10f-3 during the period:

Security:                 Date of Purchase:   Date offering       Purchase Commission:  Securities acquired  Amount     Total
                                              commenced:           price:               from:                purchased: Offering:
Iteq, Inc.                May 21, 1997        May 21, 1997           6.88     $0.26     Everen Securities       $34,375  $34,000,000
Somanetics                May 30, 1997        May 30, 1997           4.00     $0.26     Brean Murray           $400,000   $8,400,000
RCM technologies          June 10, 1997       June 10, 1997          9.5      $0.36     Legg Mason              $53,560   $2,500,000
Star Tek                  June 19, 1997       June 19, 1997         15.00     $0.63     DLJ                    $500,000  $55,000,000
Sawtek, Inc.              July 01, 1997       July 01, 1997         33.50     $0.98     Hambrecht & Quist        $5,000   $3,000,000
Innkeepers U.S.A          July 24, 1997       July 24, 1997         14.00     $0.45     Lehman Brothers        $700,000 $119,000,000
Armor Holdings            July 25, 1997       July 25, 1997         10.13     $0.36     Dillon Read            $506,250  $40,500,000
Parkway Properties        September 18, 1997  September 18, 1997    33.69     $1.05     Paine Webber            $90,956 $101,062,500
N.S Group                 September 19, 1997  September 19, 1997    30.00     $0.95     Smith Barney            $35,000   $7,500,000
Mid-Atlantic Realty       October 14, 1997    October 14, 1997      13.00     $0.77     Legg Mason             $650,000  $45,500,000
Mid-Atlantic Realty       October 14, 1997    October 14, 1997      13.00     $0.77     Salomon                $838,500  $45,500,000
Mac-Gray Corp.            October 17, 1997    October 17, 1997      11.00     $0.77     Salomon                $110,000  $44,000,000
Assisted Living Concepts  October 21, 1997    October 21, 1997      100.00   $35.00     Schroder             $1,000,000  $50,000,000
Middleby                  October 30, 1997    October 30, 1997      10.00     $0.60     Schroder             $1,000,000  $26,100,000

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